EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our reports dated March 14, 2005, relating to the financial statements and financial statement schedule of Hansen Natural Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Hansen Natural Corporation for the year ended December 31, 2004.

Costa Mesa, California

January 31, 2006